                                                                    EXHIBIT 23.2

                           [LOGO OF ARTHUR ANDERSEN]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 8-K, into CMGI's previously filed Registration Statements on Form S-8 (registration nos. 333-94645, 333-94479, 333-93189, 333-91117), previously filed
Registration Statements on Form S-3 (registration nos. 333-93005, 333-85047, 333-90587) and previously filed Registration Statement on Form S-4 (registration no. 333-95977).


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 7, 2000